                             INVESTMENT ADVISORY AGREEMENT

         AGREEMENT  made  as of the  ___  day of  _____________,  2002,  by and  between
OPPENHEIMER MULTI CAP VALUE FUND (the "Fund"), and OPPENHEIMERFUNDS, INC. ("OFI").

         WHEREAS,  the Fund is an open-end,  diversified  management  investment company registered  as such with the  Securities  and  Exchange  Commission  (the  "Commission")
pursuant to the Investment  Company Act of 1940 (the "Investment  Company Act"), and OFI
is a registered investment adviser;

         NOW,  THEREFORE,   in  consideration  of  the  mutual  promises  and  covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.       General Provision.

         The Fund hereby employs OFI and OFI hereby  undertakes to act as the investment adviser of the Fund and to perform for the Fund such other  duties and  functions as are hereinafter  set forth.  OFI shall,  in all  matters,  give to the Fund and its Board of
Trustees  the  benefit of its best  judgment,  effort,  advice and  recommendations  and shall,  at all times  conform to, and use its best efforts to enable the Fund to conform to (i) the  provisions  of the  Investment  Company  Act and any  rules  or  regulations thereunder;  (ii) any other  applicable  provisions  of state or federal law;  (iii) the provisions of the  Declaration  of Trust and By-Laws of the Fund as amended from time to time;  (iv) policies and  determinations  of the Board of Trustees of the Fund;  (v) the
fundamental  policies  and  investment  restrictions  of the  Fund as  reflected  in its registration  statement  under the Investment  Company Act or as such policies may, from time to time,  be  amended  by the  Fund's  shareholders;  and (vi) the  Prospectus  and
Statement  of  Additional  Information  of the Fund in  effect  from  time to time.  The appropriate  officers and  employees of OFI shall be available  upon  reasonable  notice for  consultation  with any of the Trustees and officers of the Fund with respect to any matters  dealing with the business and affairs of the Fund  including  the  valuation of any of the Fund's  portfolio  securities which are either not registered for public sale or not being traded on any securities market.

2.       Investment Management.

         (a) OFI shall,  subject to the  direction  and  control by the Fund's  Board of
Trustees,  (i) regularly provide investment advice and  recommendations to the Fund with
respect  to  its  investments,   investment  policies  and  the  purchase  and  sale  of
securities;  (ii)  supervise  continuously  the  investment  program of the Fund and the composition  of its portfolio and determine what  securities  shall be purchased or sold by the Fund; and (iii) arrange,  subject to the provisions of paragraph "7" hereof,  for the  purchase  of  securities  and  other  investments  for the  Fund  and  the  sale of securities and other investments held in the portfolio of the Fund.

         (b) Provided that the Fund shall not be required to pay any compensation  other than as  provided  by the terms of this  Agreement  and  subject  to the  provisions  of paragraph  "7" hereof,  OFI may obtain  investment  information,  research or assistance from any other person,  firm or corporation to supplement,  update or otherwise  improve its investment management services.

         (c) Provided  that  nothing  herein shall be deemed to protect OFI from willful misfeasance,  bad  faith  or gross  negligence  in the  performance  of its  duties,  or reckless  disregard of its obligations and duties under the Agreement,  OFI shall not be liable  for any  loss  sustained  by  reason  of  good  faith  errors  or  omissions  in connection with any matters to which this Agreement relates.

         (d) Nothing in this  Agreement  shall  prevent OFI or any officer  thereof from acting as investment  adviser for any other person,  firm or  corporation  and shall not in any way limit or restrict OFI or any of its  directors,  officers or  employees  from buying,  selling or trading  any  securities  for its own  account or for the account of others  for  whom it or they may be  acting,  provided  that  such  activities  will not adversely  affect  or  otherwise  impair  the  performance  by  OFI of  its  duties  and obligations under this Agreement and under the Investment Advisers Act of 1940.

3.       Other Duties of OFI.

         OFI shall,  at its own expense,  provide and  supervise  the  activities of all administrative  and  clerical  personnel  as  shall be  required  to  provide  effective corporate  administration  for the Fund,  including the  compilation  and maintenance of such  records  with  respect  to its  operations  as may  reasonably  be  required;  the preparation  and filing of such  reports  with  respect  thereto as shall be required by the Commission;  composition of periodic  reports with respect to its operations for the shareholders  of the Fund;  composition  of proxy  materials  for meetings of the Fund's shareholders and the composition of such  registration  statements as may be required by federal  securities  laws for  continuous  public sale of shares of the Fund. OFI shall, at its own cost  and  expense,  also  provide  the  Fund  with  adequate  office  space, facilities and equipment.

4.       Allocation of Expenses.

         All  other  costs  and  expenses  not  expressly  assumed  by  OFI  under  this
Agreement,  or to be paid by the General  Distributor  of the shares of the Fund,  shall be paid by the  Fund,  including,  but not  limited  to (i)  interest  and  taxes;  (ii)
brokerage  commissions;  (iii)  premiums  for  fidelity  and  other  insurance  coverage requisite to its operations;  (iv) the fees and expenses of its Trustees;  (v) legal and audit  expenses;  (vi)  custodian and transfer  agent fees and expenses;  (vii) expenses incident to the redemption of its shares;  (viii)  expenses  incident to the issuance of its shares against  payment  therefor by or on behalf of the subscribers  thereto;  (ix)
fees and expenses,  other than as  hereinabove  provided,  incident to the  registration under  federal  securities  laws of shares of the Fund for public sale;  (x) expenses of printing and mailing  reports,  notices and proxy materials to shareholders of the Fund;
(xi) except as noted above,  all other  expenses  incidental to holding  meetings of the
Fund's  shareholders;  and  (xii)  such  extraordinary  non-recurring  expenses  as  may arise,  including  litigation  affecting the Fund and any obligation  which the Fund may have to  indemnify  its officers and  Trustees  with  respect  thereto.  Any officers or employees of OFI or any entity  controlling,  controlled by or under common control with
OFI,  who may also  serve as  officers,  Trustees  or  employees  of the Fund  shall not receive any compensation from the Fund for their services.

5.       Compensation of OFI.

         The Fund  agrees to pay OFI and OFI agrees to accept as full  compensation  for the  performance  of all  functions  and duties on its part to be performed  pursuant to the  provisions  hereof,  a management  fee computed on the  aggregate net assets of the
Fund as of the close of each business day and payable  monthly at the  following  rates:
0.75% of the first $200 million of average  annual net assets of the Fund,  0.72% of the next $200 million,  0.69% of the next $200 million,  0.66% of the next $200 million, and
0.60% of average annual net assets in excess of $800 million.

6.       Use of Name "Oppenheimer."

         OFI hereby grants to the Fund a royalty-free,  non-exclusive license to use the name  "Oppenheimer"  in the name of the Fund for the duration of this  Agreement and any extensions or renewals  thereof.  Such license may, upon  termination of this Agreement, be  terminated by OFI, in which event the Fund shall  promptly take whatever  action may be  necessary  to  change  its  name  and  discontinue  any  further  use  of  the  name
"Oppenheimer" in the name of the Fund or otherwise.  The name  "Oppenheimer" may be used or licensed by OFI in  connection  with any of its  activities or licensed by OFI to any other party.

7.       Portfolio Transactions and Brokerage.

         (a) OFI is  authorized,  in arranging  the Fund's  portfolio  transactions,  to employ or deal with such members of  securities  or  commodities  exchanges,  brokers or dealers,  including  "affiliated"  broker  dealers  (as  that  term  is  defined  in the
Investment  Company Act) (hereinafter  "broker-dealers"),  as may, in its best judgment, implement  the  policy  of  the  Fund  to  obtain,  at  reasonable  expense,  the  "best execution"  (prompt  and  reliable  execution  at  the  most  favorable  security  price obtainable) of the Fund's portfolio  transactions as well as to obtain,  consistent with the  provisions  of  subparagraph  "(c)"  of this  paragraph  "7," the  benefit  of such investment  information  or  research  as  may  be  of  significant  assistance  to  the performance by OFI of its investment management functions.

         (b)  OFI  shall   select   broker-dealers   to  effect  the  Fund's   portfolio
transactions  on the basis of its estimate of their ability to obtain best  execution of particular  and related  portfolio  transactions.  The abilities of a  broker-dealer  to obtain best execution of particular  portfolio  transaction(s)  will be judged by OFI on the basis of all relevant  factors and  considerations  including,  insofar as feasible, the execution  capabilities  required by the  transaction or  transactions;  the ability and willingness of the  broker-dealer  to facilitate the Fund's  portfolio  transactions by  participating  therein for its own  account;  the  importance  to the Fund of speed, efficiency or  confidentiality;  the broker-dealer's  apparent  familiarity with sources from or to whom particular  securities  might be purchased or sold; as well as any other matters  relevant  to the  selection  of a  broker-dealer  for  particular  and  related transactions of the Fund.

         (c) OFI shall  have  discretion,  in the  interests  of the Fund,  to  allocate brokerage on the Fund's portfolio  transactions to broker-dealers  other than affiliated broker-dealers,  qualified  to obtain best  execution of such  transactions  who provide brokerage  and/or  research  services (as such services are defined in Section  23(e)(3)
of the  Securities  Exchange Act of 1934) for the Fund and/or  other  accounts for which
OFI and its  affiliates  exercise  "investment  discretion"  (as that term is defined in
Section  3(a)(35) of the  Securities  Exchange Act of 1934) and to cause the Fund to pay such  broker-dealers  a commission  for effecting a portfolio  transaction  for the Fund that  is in  excess  of  the  amount  of  commission  another  broker-dealer  adequately
qualified  to  effect  such   transaction   would  have  charged  for   effecting   that
transaction,  if OFI  determines,  in good faith,  that such commission is reasonable in relation  to the  value of the  brokerage  and/or  research  services  provided  by such broker-dealer,  viewed in terms of either  that  particular  transaction  or the overall responsibilities  of OFI and its  investment  advisory  affiliates  with  respect to the
accounts  as  to  which  they   exercise   investment   discretion.   In  reaching  such
determination,  OFI will not be required to place or attempt to place a specific  dollar value on the  brokerage  and/or  research  services  provided or being  provided by such broker-dealer.  In demonstrating that such  determinations  were made in good faith, OFI shall  be  prepared  to show  that  all  commissions  were  allocated  for the  purposes contemplated  by this Agreement and that the total  commissions  paid by the Fund over a representative  period  selected by the Fund's  trustees were  reasonable in relation to the benefits to the Fund.

         (d) OFI shall have no duty or  obligation to seek advance  competitive  bidding
for  the  most  favorable   commission  rate  applicable  to  any  particular  portfolio transactions  or to select any  broker-dealer  on the basis of its purported or "posted"
commission  rate but  will,  to the  best of its  ability,  endeavor  to be aware of the current  level of the charges of  eligible  broker-dealers  and to minimize  the expense incurred by the Fund for effecting its portfolio  transactions to the extent  consistent with the  interests and policies of the Fund as  established  by the  determinations  of its Board of Trustees and the provisions of this paragraph "7."

         (e) The Fund recognizes that an affiliated  broker-dealer (i) may act as one of the  Fund's  regular  brokers  so long as it is lawful  for it so to act;  (ii) may be a major  recipient  of  brokerage  commissions  paid by the Fund;  and  (iii)  may  effect
portfolio   transactions  for  the  Fund  only  if  the   commissions,   fees  or  other
remuneration  received  or to be  received  by it  are  determined  in  accordance  with procedures  contemplated  by any rule,  regulation or order adopted under the Investment
Company Act for determining the permissible level of such commissions.

         (f) Subject to the  foregoing  provisions of this  paragraph  "7", OFI may also consider sales of Fund shares and shares of other  investment  companies  managed by OFI or its  affiliates  as a  factor  in the  selection  of  broker-dealers  for the  Fund's portfolio transactions.

8.       Duration.

         This  Agreement  will take  effect on the date  first set forth  above.  Unless earlier  terminated  pursuant to  paragraph 9 hereof,  this  Agreement  shall  remain in effect until two years from the date of execution  hereof,  and thereafter will continue in effect  from year to year,  so long as such  continuance  shall be  approved at least annually by the Fund's  Board of  Trustees,  including  the vote of the  majority of the trustees of the Fund who are not parties to this Agreement or  "interested  persons" (as defined in the  Investment  Company Act) of any such party,  cast in person at a meeting called for the purpose of voting on such  approval,  or by the  holders of a  "majority"
(as defined in the Investment  Company Act) of the outstanding  voting securities of the
Fund and by such a vote of the Fund's Board of Trustees.

9.       Termination.

         This  Agreement may be terminated  (i) by OFI at any time without  penalty upon giving the Fund sixty days'  written  notice  (which  notice may be waived by the Fund);
or (ii) by the Fund at any time without  penalty upon sixty days' written  notice to OFI
(which  notice may be waived by OFI) provided  that such  termination  by the Fund shall be directed  or  approved  by the vote of a majority of all of the  Trustees of the Fund then in  office  or by the  vote of the  holders  of a  "majority"  (as  defined  in the
Investment Company Act) of the outstanding voting securities of the Fund.

10.      Assignment or Amendment.

         This  Agreement  may not be amended  without  the  affirmative  vote or written consent of the holders of a  "majority"  of the  outstanding  voting  securities  of the
Fund,  and  shall   automatically  and  immediately   terminate  in  the  event  of  its
"assignment," as defined in the Investment Company Act.

11.      Disclaimer of Shareholder Liability.

         OFI  understands  that the obligations of the Fund under this Agreement are not binding upon any Trustee or shareholder of the Fund  personally,  but bind only the Fund and the Fund's  property.  OFI  represents  that it has notice of the  provisions of the
Declaration  of  Trust  of the  Fund  disclaiming  shareholder  liability  for  acts  or obligations of the Fund.

12.      Definitions.

         The terms and provisions of this Agreement  shall be interpreted and defined in a manner consistent with the provisions and definitions of the Investment Company Act.

                                                     OPPENHEIMER MULTI CAP VALUE FUND

                                                     By:
-----------------------------------
                                                           Robert G. Zack, Secretary

                                                     OPPENHEIMERFUNDS, INC.

                                                     By:
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                                                           Katherine P. Feld
                                                           Vice President